UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: November 24, 2009
(Date of earliest event reported)

Maxim Integrated Products, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-34192	94-2896096
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

120 San Gabriel Drive
Sunnyvale, California    94086
(Address of principal executive offices including zip code)

(408) 737-7600
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 24, 2009, the Board of Directors of Maxim Integrated Products, Inc. (the "Company") approved amendments to the Company's 1996 Stock Incentive Plan (the "Plan") to (i) increase the number of shares available for issuance under the Plan by 6,000,000 shares and (ii) permit the Company to extend the term of a stock option beyond 10-years from the date of grant if issuance of the Company common stock upon exercise of such option would be prohibited by applicable securities laws at the time the option would otherwise expire. The above-described amendments to the Plan (the "Prior Amendment Proposal") were included in the Company's Proxy Statement for its 2009 Annual Meeting of Stockholders (the "Annual Meeting") as Proposal No. 4 and are subject to stockholder approval at the Annual Meeting to be held on December 10, 2009.

On November 24, 2009, the Board of Directors of the Company approved the Amended and Restated 1996 Stock Incentive Plan (the "Amended Plan"), which contains revisions to the Prior Amendment Proposal and will become effective immediately upon stockholder approval at the Annual Meeting. While the Amended Plan still provides that the number of shares available for issuance will be increased by 6,000,000 shares, it contains the following additions to or changes from the Prior Amendment Proposal: (i)any shares of common stock of the Company tendered to or withheld by the Company (a) in connection with the exercise of options under the Plan (or any other equity plans of the Company or (b) for the payment of tax withholding on any option, restricted stock unit award or restricted stock award shall not, in each case, be available for future issuance under the Plan, (ii) the Company will be required to seek prior stockholder approval for conducting any award-for-award exchange offer or cash tender offer with respect to outstanding awards under the Amended Plan (or any other equity plans of the Company), and (iii) the Amended Plan will not permit the Company to extend the term of a stock option beyond 10-years from the date of grant.

A copy of the Amended Plan is filed as Exhibit 10.1 to this Current Report on Form 8-K and the changed portions from the Prior Amendment Proposal are highlighted and underlined.

Any vote "FOR" or "AGAINST" the Prior Amendment Proposal using the proxy card made available to the stockholders of record by the Company or the voting instruction card made available to the stockholders of record by their brokerage firm, bank, broker-dealer, trustee or nominee will be counted as a vote "FOR" or "AGAINST" the Amended Plan, respectively. Any stockholder of the record who already voted on the Prior Amendment Proposal and wishes to change his or her vote can do so by (i) delivering to the Company's Corporate Secretary at 120 San Gabriel Drive, Sunnyvale, California 94086 a written notice of revocation or a duly executed proxy bearing a date subsequent to his or her original proxy prior to the date of the Annual Meeting, or (ii) attending the Annual Meeting and voting in person.

Item 8.01    Other Events.

The Company prepared a letter addressed to RiskMetrics Group, Inc. dated November 24, 2009 concerning the Company's Proxy Statement for its 2009 Annual Meeting of Stockholders to be held on December 10, 2009, which is furnished hereto as Exhibit 99.1

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

The exhibit listed below is being furnished with this Form 8-K.

Exhibit Description

10.1 Amended and Restated 1996 Stock Incentive Plan
99.1 Letter from the Company addressed to RiskMetrics Group, Inc. dated November 24, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MAXIM INTEGRATED PRODUCTS, INC.

By: /s/ Bruce Kiddoo Bruce Kiddoo Senior Vice President and Chief Financial Officer

Date: November 24, 2009

EXHIBIT INDEX

Exhibit	Description
10.1	Amended and Restated 1996 Stock Incentive Plan. Also provided in PDF format as a courtesy.
99.1	Letter from the Company addressed to RiskMetrics Group, Inc. dated November 24, 2009. Also provided in PDF format as a courtesy.